Exhibit 21.1

All Affiliates and Subsidiaries of CarrAmerica Realty Corporation

as of December 31, 2004

10 Universal City Plaza LLC

1201 F Street LLC

1717 Penn Holding LLC

1717 Pennsylvania Avenue LLC

1747 Pennsylvania Avenue Associates LP

1888 Century Park, LLC

1919 Pennsylvania Associates LLC

2025 M Street Associates LLC

300 West Sixth LP

405 Master Tenant Limited Partnership

575 7th Street LLC

675 E Street LLC

Bond Texas Limited Partnership

Capitol 50 Associates

CARC Properties LLC

CARC Sixth Street GP Holdings LLC

CARC Sixth Street LP Holdings LLC

CARLP PT LLC

Carr Canal Center LLC

Carr Development & Construction LP

Carr Office Park LLC

Carr Parkway North I LLC

Carr PT LLC

Carr Real Estate Services Inc

Carr Real Estate Services LLC

Carr Real Estate Services of Colorado Inc

Carr Real Estate Services Partnership

Carr Realty GP LLC

Carr Realty Holdings LP

Carr Realty LP

Carr Redmond Holding LLC

Carr Redmond LLC

Carr Texas OP GP LLC

Carr Texas OP LP

Carr Transpotomac V LLC

CarrAmerica 1818 Century Park LLC

CarrAmerica Associates Inc

CarrAmerica Canyon Pointe LLC

CarrAmerica CNBB Holding LLC

CarrAmerica CNBB LLC

CarrAmerica Commonwealth Tower LLC

CarrAmerica Development Inc

CarrAmerica GSA, LLC

CarrAmerica Holger Way LLC

CarrAmerica Illinois Holding LLC

CarrAmerica OP LLC

CarrAmerica Real Estate Services LLC

CarrAmerica Realty GP Holdings LLC

CarrAmerica Realty LP

CarrAmerica Realty LP Holdings LLC

CarrAmerica Realty Operating Partnership LP

CarrAmerica Realty Services LLC

CarrAmerica Techmart LLC

CarrAmerica Texas Holding, LLC

CarrAmerica TRS Holdings Inc

CarrAmerica Universal LLC

CarrAmerica Urban Development LLC

CarrAmerica US West LLC

CC-JM II Associates

CDC Texas Holdings LLC

CDC Texas LP Holdings LLC

COP PT LLC

CRLP PT LLC

Custer Court Formation LLC

Custer Court LLC

Custer Court LP

Jessamine Insurance LLC

Palomar Oaks LLC

Phase I 1919 Associates LLC

Square 24 Associates

Square 50 Associates

WCM/Carr 135-302 LLC